                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                         ____________________________

                                CURRENT REPORT
                                      ON
                                   FORM 8-K

                        PURSUANT TO SECTION 13 OR 15(d)
                                    OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                         ____________________________


        Date of Report (Date of earliest event reported): May 11, 1999

                         ____________________________


            (Exact name of registrant as specified in its charter)
                                  XCEED, INC.
                         ____________________________

           Delaware                           0-13049                      13-3006788
(State or other jurisdiction of      (Commission File Number)         (I.R.S. Employer
        incorporation)                                               Identification No.)

                   (Address of principal executive offices)
           488 Madison Avenue, 4/th/ Floor, New York, New York 10022

      Registrant's telephone number, including area code: (212) 419-1200

                         ____________________________
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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Not Applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Not Applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

     Not Applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Not Applicable.

ITEM 5.   OTHER EVENTS

     Xceed, Inc. (the "Company") entered into a Securities Purchase Agreement, dated April 30, 1999 (the "Securities Purchase Agreement"), with Theodore Deikel (the "Initial Investor") and certain other strategic investors (the "Subsequent Investors") (the Initial Investor and the Subsequent Investors are collectively referred to as the "Investors"). Pursuant to the Securities Purchase Agreement, the Investors agreed to purchase: (i) shares of the Company's common stock, $.01 par value per share (the "Common Stock"); and (ii) warrants to acquire shares of Common Stock, for an aggregate purchase price of up to $10,000,000. The Company plans to use the proceeds of the financing for general working capital purposes, including the funding of its strategic growth plan.

     On May 11, 1999 (the "Initial Closing Date"), the Company sold to the Initial Investor: (i) 488,281 shares of Common Stock at $10.24 per share; and
(ii) warrants (the "Warrants") exercisable to purchase, for a period of five years beginning on November 7, 1999, up to an additional 976,562 shares of Common Stock at an exercise price of $19.01 per share. In exchange for the Common Stock and the Warrants issued on the Initial Closing Date, the Initial Investor paid the Company $5,000,000.

     On June 11, 1999 (the "Subsequent Closing Date"), the Company sold to twelve Subsequent Investors an aggregate of 488,281 shares of Common Stock at $10.24 per share. In exchange for the Common Stock issued on the Subsequent Closing Date, the Subsequent Investors paid the Company an aggregate of $5,000,000. The Company did not offer any warrants to the Subsequent Investors.

     Pursuant to the Securities Purchase Agreement, the Company granted the Investors limited piggy-back and demand registration rights. The piggy-back registration rights allow the Investors to include their shares of Common Stock in a registration statement undertaken to be filed by the Company during the six months (the "Piggy-Back Period") following the effective date of the Securities Purchase Agreement. The demand registration rights take effect if the

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Company does not undertake a registration of securities during the Piggy-Back
Period, or if the Investors are otherwise unable to include their shares of Common Stock in a registration statement filed during the Piggy-Back Period. The demand registration rights permit those Investors holding an aggregate of 51% of the Common Stock issued pursuant to the Securities Purchase Agreement, including those shares underlying the Warrants, to demand that the Company effect a registration of their shares. Upon receipt of such demand from the Investors, the Company has 60 calendar days in which to file a registration statement.

     The Securities Purchase Agreement also grants the Initial Investor and the Company rights of first refusal with respect to subsequent sales of the securities issued thereunder. For the three years following the effective date of the Securities Purchase Agreement, the Initial Investor has the right, for a period of 30 days from the announcement of each sale by a Subsequent Investor, to purchase the shares of Common Stock proposed to be sold by such Subsequent Investor. For each subsequent sale in which the Initial Investor waives his right of first refusal, the Company has the right to purchase such shares.

     The Company is making this Current Report on Form 8-K solely as a source of information for its stockholders. The transactions resulting from the Securities Purchase Agreement did not give rise to any change of control of the Company.

ITEM 6.   RESIGNATION OF REGISTRANT'S DIRECTORS

     Not Applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a) and (b)    Financial Statements.

     Not Applicable.

     (c)            Exhibits.

      4 Securities Purchase Agreement dated April 30, 1999, by and among Xceed, Inc., Theodore Deikel and certain other strategic investors.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        XCEED, INC.
                                        (Registrant)



Date:  June 24, 1999                    /s/ Werner Haase
                                        -------------------------------------
                                        Werner Haase, Chief Executive Officer

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